UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2013

CALDERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Building 200, Suite
2 Cambridge, Massachusettes 02139

(Address of principal executive offices) (zip code)

(505) 661-2420

(Registrant’s telephone number, including area code)

278 DP Road, Suite D
Los Alamos, New Mexico 87544

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Employment Agreement

Effective July 25, 2013, Gary G. Altman, age 66, accepted the appointment as Chief Executive Officer and President of Caldera Pharmaceuticals, Inc. (“Caldera” or the “Company”). In connection with his appointment, Mr. Altman entered into a four-year employment agreement (the “Employment Agreement”), pursuant to which Mr. Altman will be entitled to an annual base salary of $300,000, which will increase to $325,000 following the first year of the term, and will be eligible for discretionary performance and transactional bonus payments. Additionally, Mr. Altman was granted seven year options to purchase shares of the Company’s common stock representing eight percent (8%) of the outstanding common stock of the Company as of June 30, 2013 treating for the purpose of this calculation the shares of common stock underlying the Company’s Series A and Series B Preferred Stock issued as the effective date as outstanding, with an exercise price of $2.50 per share. These options will vest as to one eighth of the shares underlying the options after the six month anniversary of the Employment Agreement and thereafter pro rata, on a monthly basis, over 42 months. If during the term of the Employment Agreement or within six months following termination of Mr. Altman’s termination of employment, a Transaction (as defined in the Employment Agreement) occurs that results in Consideration (as defined in the Employment Agreement) of $100,000,000 (One Hundred Million Dollars) or more, Mr. Altman will be entitled to a $3,000,000 (Three Million Dollars) bonus. The Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Altman.

If Mr. Altman’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, bonus earned, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated at any time after the four month anniversary of the Employment Agreement by the Company without Just Cause (as defined in the Employment Agreement) or by Mr. Altman for Good Reason (as defined in the Employment Agreement) then in addition to paying the Accrued Obligations; (x) the Company shall pay Mr. Altman one month’s salary for each month that he has been employed for a maximum of twelve months severance; (y) the Company shall pay Mr. Altman his target bonus for the year in which he is terminated pro-rated based on the number of months during such year he was employed; and (z) reimbursement for monthly COBRA premiums until the earlier of eighteen months after the date of termination, the date he is no longer eligible to receive COBRA payments or the date on which he is eligible to receive similar coverage from another employer.  If as a result of a Change of Control (as defined in the Employment Agreement), he is required to pay any federal excise tax by reason of  “parachute payments”, he will be entitled to receive the grossed-up amount such that he is fully reimbursed the amount of such tax provided that such payment shall not exceed $2,000,000 (Two Million Dollars).

Effective with Mr. Altman’s appointment, Dr Benjamin Warner resigned from his positions as President and Chief Executive Officer of the Company.  Dr. Warner remains as the Chairman of the Board of Directors of the Company.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of each agreement attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by this reference.

Item 3.02  Unregistered Sales of Equity Securities.

In accordance with the terms of the Employment Agreement, Mr. Altman was issued seven-year options exercisable for 514,900 shares of the Company’s common stock at an exercise price of $2.50 per share.  These options will vest as to one eighth of the shares underlying the options after the six month anniversary of the Employment Agreement and thereafter pro-rata, on a monthly basis, over 42 months. The offer and issuance of the options have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act, based on the Company’s belief that the offer and sale of the options does not involve a public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013, Gary Altman, accepted the appointment as the Chief Executive Officer and President of the Company.  In addition, on July 15, 2013, the Board of Directors of the Company increased the size of the board from five members to six members and elected Mr. Altman as a director to fill the vacancy created by the increase, subject to his execution of an employment agreement and acceptance of the appointment as the Chief Executive Officer and President of the Company.  In connection with his appointment, Mr. Altman entered into a four-year employment agreement with the Company. See Item 1.01 for a description of the terms of the Employment Agreement.

Mr. Altman comes to the Company with a background in leading public and private technical businesses in drug discovery and in vitro diagnostics. He successfully led a $200 Million global business at Beckman Coulter and served as VP of Global Strategy, Market & Business Development for the $1 Billion Coulter business unit of Beckman Coulter until its acquisition by Danaher.  In addition, Gary was co-founder of Sequoia Pharmaceuticals of Gaithersburg, MD.

Mr. Altman’s financial experience, specifically with pharmaceutical companies, we believe provide him with the attributes that make him a valuable member of the Company’s Board of Directors. His service on other public company board’s we believe brings to us important knowledge regarding corporate governance.

There are no family relationships between Mr. Altman and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. Mr. Altman was not selected as Chief Executive Officer, President and director pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K other than as disclosed herein regarding his Employment Agreement with the Company attached hereto as Exhibit 10.1.

Effective with Mr. Altman’s appointment, Benjamin Warner resigned from his positions as Chief Executive Officer and President of the Company. Mr. Warner continues to serve as Chairman of the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 25, 2013, by and between Gary Altman and the Company.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2013	CALDERA PHARMACEUTICALS, INC.
(Registrant)

	By:	/s/ Gary Altman
Name: Gary Altman Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 25, 2013, by and between Gary Altman and the Company.*

*Filed herewith.